Exhibit 1

                             Joint Filing Agreement

            The undersigned agree that the Schedule 13D to which this Exhibit is attached, and any amendment thereto, is and shall be deemed to be filed on behalf of each of them in the capacities set forth below.

Dated: December 18, 2000


                                   /s/Sheldon Inwentash
                                   ---------------------------------------------
                                   SHELDON INWENTASH, individually


                                   PINETREE CAPITAL CORPORATION

                                   By:/s/Sheldon Inwentash
                                   ---------------------------------------------
                                      Sheldon Inwentash, Chief Executive Officer